UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2004

Commission File Number: 01-06914

SUN CITY INDUSTRIES, INC.
(Exact name of small business issuer as specified in its charter)

Delaware	59-0950777
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1220 Glenmore Drive, Apopka, Florida	32712
(Address of Principal Executive Offices)	(Zip Code)

(407) 880-2213
(Issuer's telephone number)

 Item 1. Changes in Control of Registrant

            On April 20, 2004, Sun City Industries, Inc. entered into an agreement to acquire all of the authorized issued and outstanding stock of Yangling Daiying Biological Engineering Co. Ltd. (YDBE), a corporation organized under the laws of the People's Republic of China, in exchange for 34,880,000 shares of the corporation's common stock which upon issuance will constitute approximately 87.2% of the corporation's issued and outstanding common stock.

            The transaction is being structured as an integrated reverse takeover, which means that the former holders of YDBE's securities shall obtain voting control over Sun City upon issuance of the 34.88 million shares. Sun City has 1,056,802 shares of common stock issued and outstanding at the present time.

            The closing date has not yet been set and is subject to agreement on all material schedules to the Reorganization Agreement and subject to execution of a Warrant Agreement and Consulting Agreement which are conditions precedent to the closing.

Item 7.  Financial Statements and Exhibits

            (c)    Exhibits

                        2.1 Reorganization Agreement between Sun City Industries, Inc. and Yangling Daiying Biological Engineering Co., Ltd., without Schedules, dated April 20, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun City Industries, Inc.

By:	/s/ Michael F. Manion

Michael F. Manion, President

Dated:	April 23, 2004